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                                                                   EXHIBIT 10.10


                               W&T OFFSHORE, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                Table of Contents

1.    Definitions                                                            1

2.    Incentives                                                             3

3.    Administration                                                         4

4.    Eligibility/Forfeiture in the Event of Termination for Cause           5

5.    Qualified Performance-Based Incentives                                 6

6.    Shares Available for Incentives                                        7

7.    Options                                                                8

8.    Stock Appreciation Rights                                             10

9.    Performance Shares                                                    10

10.   Restricted Stock                                                      11

11.   Acquisition and Change of Control Events                              12

12.   Discontinuance or Amendment of Plan                                   15

13.   Nontransferability                                                    16

14.   No Right of Employment                                                16

15.   Taxes                                                                 16

16.   Governing Law                                                         16

17.   Miscellaneous                                                         16

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                               W&T OFFSHORE, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

     This Long-Term Incentive Compensation Plan ("Plan"), effective April 15, 2004, is established primarily to encourage employees and consultants of W & T Offshore, Inc. (the "Company"), its Affiliates, and its joint ventures to acquire Stock and other equity-based interests in the Company. It is believed that the Plan will stimulate employees' and consultants' efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its shareholders, and will encourage such employees and consultants to have greater personal financial investment in the Company thorough ownership of its Stock. The Plan supersedes and replaces that certain Long Term Incentive Plan of the Company adopted in 2003 (the "Original Incentive Plan").

1.   Definitions

     "Affiliate" shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended.

     The "Board" means the Board of Directors of the Company.

     "Cause" shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading "no contest" to, a felony committed while employed by or consulting for the Company or one of its Affiliates; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.

     The "Code" means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

     The "Committee" means the Compensation Committee of the Board of Directors of the Company.

     The "Company" means W & T Offshore, Inc.

     "Covered Employee" means an employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

     "Division" shall mean a section of the Company or an Affiliate.

     "Eligible Employee" mean a regular full-time or part-time employee of the Company, its Affiliates, and its joint ventures, including officers, whether or not under direction of the Company.

     "Fair Market Value" means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee.

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Unless otherwise determined by the Committee, the Fair Market Value of Stock as
of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of awards effective as of the effective date of the Company's initial public offering, Fair Market Value of Stock shall be the price at which the Stock is offered to the public in its initial public offering.

     "Incentive Option" means an Option that by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Incentives" means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Performance Shares.

     "Nonstatutory Stock Option" means any Option that is not an Incentive
Option.

     "Option" means an option to purchase one or more shares of the Company's Stock.

     "Participant" means any holder of an Incentive awarded under the Plan.

     "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. In the case of Qualified Performance-Based Incentives, the Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for recipients of such Incentives.

     "Performance Goals" means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, Division or Participant.

     "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to, and the payment of, an Incentive.

     "Performance Shares" shall mean contingent awards granted by the Committee in shares of Stock, cash or any combination of Stock and Stock and cash, with such awards only paid if the Company, an Affiliate, or Division specified by the Committee meets Performance Goals established by the Committee.

     "Plan" shall refer to the Long-Term Incentive Compensation Plan described in this document.

     "Qualified Performance-Based Incentives" means awards of Incentives intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     "Restricted Stock" means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

     "Restriction Period" means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

     "Risk of Forfeiture" means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

     "Stock" shall refer to one or more shares of the Company's common stock.

     "Stock Appreciation Right" means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

2.   Incentives

     Incentives under the Plan may be granted in any one or a combination of (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Shares. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan. Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees are similarly situated.

3.   Administration

     (a) Compensation Committee. The Plan shall be administered by the Compensation Committee. No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Powers of Committee. The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, in addition to all other powers provided by this Plan, the Committee's discretionary powers will include, but will not be limited to, the following discretionary powers:

         (1) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (2) To interpret the Plan;

         (3) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

         (4) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

         (5) To delegate some or all of its power and authority to the Chief Executive officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934;

         (6) To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

         (7) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

         (8) If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant.

     Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

     (c) Vesting Period. If applicable, the Committee shall determine the vesting period for Incentives granted under this Plan and shall specify such vesting period in writing in making an award of an Incentive under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest at the end of each calendar year following the award.

     (d) Documentation of Award of Incentive. Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

     (e) Participants Outside the United States. The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States. Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan.

4.   Eligibility/ Forfeiture in the Event of Termination for Cause

     (a) Eligibility. Eligible Employees may receive Incentives under this Plan. Those directors who are not regular employees of the Company are not eligible to receive Incentives. Unless otherwise indicated in this Plan, consultants to the Company are also eligible to receive Incentives.

     (b) Forfeiture. If the Company or one of its Affiliates terminates an Eligible Employee for Cause or cancels the engagement of a consultant for Cause, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any unvested and/or unexercised Option and any unpaid Stock

Appreciation Right, unvested Performance Share, or Restricted Stock awarded to such Eligible Employee or consultant.

5.   Qualified Performance-Based Incentives

     (a) Applicability. This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive. The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.

     (b) Purpose. As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive. However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to "performance-based compensation."

     (c) Authority. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as "outside directors" within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan. The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

     (d) Discretion of Committee. Options may be granted as Qualified Performance-Based Incentives. The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less that the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period. Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based

Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based compensation" under
Section 162(m) of the Code), and shall otherwise meet the requirements of
Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

     (e) Payment of Qualified Performance-Based Incentives. A Participant will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

     (f) Limitation of Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than "performance-based compensation" within the meaning of Section 162(m) of the Code.

6.   Shares Available for Incentives and Limits on Incentives

     (a) Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 250,000 shares of Stock of the Company. If shares of Stock of the Company are split, then the number of shares reserved for issuance under the Plan shall be automatically adjusted to reflect such a stock split.

     (b) Limit on an Individual's Incentives. In any given year, no Eligible Employee may receive Incentives covering more than 20% of the aggregate number of shares which may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an Eligible Employee during one calendar year shall be limited as follows: at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by an Eligible Employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.

     (c) Source of Shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury. . There are no unexercised Options outstanding under the Original Incentive Plan. To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation.

     (d) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of Stock Appreciation Rights. No adjustment under this section or any other part of this Plan shall be made if:
(1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), or (2) it would cause an Incentive granted as Incentive Option to fail to meet the criteria for Incentive Option.

7.   Options

     The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. Such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Option Price. The option price per share with respect to each Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the fair market value on the date of grant.

     (b) Period of Option. The period of each Option shall be fixed by the Committee but shall not exceed ten (10) years.

     (c) Payment. The Option price shall be payable in cash at the time the Option is exercised; provided, however, that in lieu of such cash the person exercising the Option may pay the option price in whole or in part by delivering Stock having a fair market value on the date of exercise of the Option equal to the option price for the shares being purchased. No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

     (d) Exercise of Option. So long as an Option grantee remains employed by the Company, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine. In no event shall any Option be exercisable after its specified expiration period.

     (e) Termination of Employment. Upon the termination of an Option grantee's employment (for any reason other than retirement, death or Cause) Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the termination of an Option grantee's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Option. Incentive Options must, however, be exercised no later than three months after termination of employment, unless the Option grantee is disabled, in which case this three month period is extended to one year. If a Participant's employment or consulting assignment is terminated for Cause, all rights under the Option shall expire upon the Participant's receipt of the notice of such termination.

     (f) Retirement. Upon retirement of an Option grantee, Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the retirement of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Option privileges shall expire unless exercised within such period of time as may be established by the Committee but in no event later than the expiration data of the Option.

     (g) Death. Upon the death of an Option grantee, Option privileges shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the death of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the expiration date of the Option.

     (h) Divorce. Incentive Stock Options transferred incident to divorce will cease to be statutory stock options on transfer.

     (i) Cancellation of Options with No Value. Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if their Fair Market

Value decreases such that their exercise price is significantly above their Fair Market Value.

8. Stock Appreciation Rights

     The Committee may, in its discretion, grant Stock Appreciation Rights either singly or in combination with an underlying Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. If a Stock Appreciation Right is granted with respect to an underlying Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Option. In no event shall the exercise period for a Stock Appreciation Right exceed the exercise period for such Option. If a Stock Appreciation Right is granted without an underlying Option, the Committee shall set the period for exercise of the Stock Appreciation Right.

     (b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a Stock Appreciation Right is granted without an underlying Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to or exceeding the Fair Market Value of the Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

     (c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Stock, cash, or any combination of Stock and Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9. Performance Shares

     The Committee may grant Performance Shares to any Eligible Employee selected by the Committee in its sole discretion. Such Performance Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Performance Period and Performance Goals. In granting Performances Shares, the Committee shall determine and specify the Performance Period. The Committee shall also establish Performance Goals to be met by the Company, Affiliate or Division during the Performance Period as a condition to payment of the Performance Share grant. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     (b) Payment of Performance Shares. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share grant if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share grant shall be expressed in terms of shares of Stock. After the completion of a Performance Period, the performance of the Company, Affiliate, or Division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share grant shall be paid. The Committee, in its discretion, may elect to make payment in shares of Stock, cash or a combination of Stock and Stock and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or reasonably close to, the date of payment.

     (c) Revision of Performance Goals. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur that have a substantial effect on the performance of the Company, Affiliate or Division and that in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

     (d) Requirement of Employment. A grantee of Performance Shares must remain in the employment of the Company until the completion of the Performance Period in order to be entitled to payment under the Performance Share grant. However, the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

     (e) Dividends. The Committee may, in its discretion, at the time of the granting of Performance Shares, provide that any dividends declared on the Stock during the Performance Period, and that would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10. Restricted Stock

     The Committee may award Restricted Stock to a grantee. All shares of Restricted Stock granted shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Requirement of Employment. A grantee of Restricted Stock must remain in the employment of the Company during the Restriction Period in order to retain the shares of Restricted Stock. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock award shall terminate and the shares of Stock shall be returned immediately to the Company. However, the Committee may, at the time of the grant, allow the employment restriction to lapse with respect to a portion or portions of the Restricted Stock at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

     (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (d) Lapse of Restrictions. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

     (e) Dividends. The Committee shall, in its discretion, at the time the Restricted Stock is awarded, provide that any dividends declared on the Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

11. Acquisition and Change of Control Events

     (a) Definitions

     (1) "Acquisition Event" shall mean:

         (i) Any merger or consolidation of the Company with or into another entity as a result of which the Company's Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

         (ii) Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

     (2) "Change of Control Event" shall mean:

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         (i)   at least 35% of the capital stock of the Company ceases to the owned by the majority shareholder of the Company as of the date of adoption of this Plan, his wife, and/or their descendants by blood or adoption (collectively the "Majority Holders"); spouses or surviving spouses of members of the Majority Holders; trusts for the benefit of one or more members of the Majority Holders; entities controlled by one or more members of the Majority Holders or foundations established by the Majority Holders; or

         (ii) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

         (iii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 35% or more of either (A) the then-outstanding shares of Stock of the Company (the "Outstanding Company Stock"), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"). However, for purposes of this subsection (iii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

         (iv) any sale of all or substantially all of the assets of the Company; or

         (v)   the complete liquidation of the Company.

     (b) Effect on Options

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     (1) Acquisition Event. Upon the occurrence of an Acquisition Event
(regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof). However, if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between the Option holder and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding corporation (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding corporation (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds
(B) the aggregate exercise price of such Options.

     (2) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

     (c) Effect on Restricted Stock

     (1) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

     (2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

     (d) Effect on Other Awards

     (1) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Incentive granted under the Plan at the time of the grant of such Incentive.

     (2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Incentive or any other agreement between an Incentive holder and the Company, all other Incentives shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. Additionally, upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all Performance Shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the Performance Shares or other performance- based award, if such amount is higher.

12. Discontinuance or Amendment of the Plan

     The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation. No Incentive shall be granted under the Plan after April __, 2014, but Incentives granted prior to such date may extend beyond the date.

13. Nontransferability

     Incentive Options granted under the Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Each other Incentive granted under the Plan may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

14. No Right of Employment

     The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its Affiliates, or its joint ventures, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason. Neither shall the Plan and the Incentives granted hereunder confer on a consultant the right to continuation of his or her consulting agreement.

15. Taxes

     The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

16. Governing Law

     The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Texas, without regard to applicable conflicts of law principles.

17. Miscellaneous

     The provisions of this Plan shall be severable, and the invalidity of any particular provision of the Plan shall not cause the Plan as a whole to be invalid.

     Adopted by the Board of Directors this 15th day of April, 2004.